Exhibit 99.1

AT VITAL IMAGES:	AT PADILLA SPEER BEARDSLEY:
Peter J. Goepfrich	Nancy A. Johnson, (612) 455-1745
Chief Financial Officer	Marian Briggs, (612) 455-1742
(952) 487-9500	njohnson@psbpr.com/mbriggs@psbpr.com
www.vitalimages.com

FOR IMMEDIATE RELEASE

VITAL IMAGES ANNOUNCES 2008 FOURTH QUARTER AND

FULL-YEAR RESULTS AND 2009 GUIDANCE

Minneapolis, February 18, 2009 — Vital Images, Inc. (NASDAQ: VTAL), a leading provider of advanced visualization and analysis solutions, today reported revenue for the fourth quarter ended December 31, 2008 of $17.4 million, compared to $16.7 million for the fourth quarter of 2007. Net loss for the 2008 fourth quarter was $(386,000), or $(0.03) per diluted share, compared to a net loss of $(1.6) million, or $(0.09) per diluted share, for the 2007 fourth quarter.

The company also reported adjusted EBITDA (a non-GAAP measure) for the fourth quarter of 2008 of $1.2 million, compared to a $(1.2) million loss for the fourth quarter of 2007. For an explanation of the “Adjusted EBITDA” calculation, see the description and reconciliation of non-GAAP financial measure in the Non-GAAP Information section of this earnings release.

Michael H. Carrel, Vital Images president and chief executive officer, said, “Our fourth quarter results were solid in light of the difficult economic environment. We continue to see progress from our strategic investment in enterprise solutions, specifically ViTAL Enterprise. Among many other accomplishments in the fourth quarter, we closed many sizeable enterprise transactions, rolled out Vitrea® Web and solidified our future by signing a five-year Toshiba distribution agreement. Further, we continue to see growth in international sales as well as maintenance and service revenue.”

Carrel continued, “ViTAL is healthy and financially strong, with nearly $150 million in cash and 2008 cash from operations of $8.6 million. As a result of being the industry’s technology leader, we are gaining market share and we are focused on growing our profitability in 2009.”

(more)

Financial Summary

	For the three months ended				For the year ended
	December 31,				December 31,
	2008		2007		2008		2007
Revenue:
License fees	$8,112		$9,087		$34,290		$39,673
Maintenance and services	8,934		7,311		32,436		29,487
Hardware	392		304		1,415		1,016
Total revenue	$17,438		$16,702		$68,141		$70,176

Revenue by channel and as a percent of total revenue:
Direct	$7,730	44%	$7,621	45%	$28,351	41%	$31,405	44%
Toshiba	8,820	51	7,974	48	35,274	52	32,710	47
McKesson	888	5	1,107	7	4,516	7	6,061	9
Total	$17,438	100%	$16,702	100%	$68,141	100%	$70,176	100%

Revenue by geography:
United States	$11,266		$12,527		$48,473		$56,630
Europe	3,881		2,763		11,316		8,378
Asia and Pacific Region	881		599		3,643		2,380
Canada	173		128		1,401		349
Other Foreign Countries	1,237		685		3,308		2,439
Total	$17,438		$16,702		$68,141		$70,176
Export revenue as a percent of total revenue:	35%		25%		29%		19%

•                  Cash and investments as of December 31, 2008 were $147.0 million. During the 2008 fourth quarter, the company repurchased 1.0 million shares of its common stock for $12.8 million under its share repurchase program initiated in May 2008. The company completed the program on February 6, 2009, having purchased a total of 2.9 million shares of its common stock for $40.0 million. Upon the completion of the share repurchase program, there were 14.5 million shares outstanding.

•                  Operating Expenses Summary:

•                  During the 2008 fourth quarter, the company incurred a $660,000 restructuring charge related to an 11 percent reduction in workforce announced in November 2008. The charge consisted primarily of severance and other termination costs.

•                  Sales and marketing expense was $7.2 million for the 2008 fourth quarter, compared to $9.1 million for the same period in 2007, and $30.3 million for the full year 2008, compared to $32.0 million for full year 2007, due to lower compensation expense resulting from the workforce reduction and other cost-control measures.

•                  Research and development expense was $3.9 million for the 2008 fourth quarter, compared to $3.9 million for the fourth quarter of 2007, and $17.1 million for the full year 2008, compared to $15.2 million for full year 2007. The major driver of higher research and development expenses in 2008 was new product initiatives.

•                  General and administrative expense was $3.5 million for the fourth quarter of 2008, compared to $4.4 million for the 2007 fourth quarter, and $14.0 million for full year 2008, compared to $14.6 million for full year 2007, due to a pre-tax charge of $885,000 in the fourth quarter of 2007 related to the resignation of the company’s former president and chief executive officer.

•                  In October 2008, the research and development (R&D) tax credit, which expired December 31, 2007, was reinstated for the period from January 1, 2008 to December 31, 2009. As a result, the company recorded an R&D tax credit of $597,000 to its tax provision in the 2008 fourth quarter relating to the entire fiscal year.

2009 Guidance

Given today’s economic uncertainty, the company expects to continue to feel the impact of sluggish hospital spending due to the credit crunch and overall economic weakness. In this environment, the company is providing the following annual guidance and underlying assumptions based on what management currently believes. This guidance and the factors below do not include the potential effects of any acquisitions.

	2009 Guidance
(In millions)	Low		High
Revenue	$61.0	to	$66.0
Adjusted EBITDA (non-GAAP) (1)	$2.0	to	$5.0

(1)        See description and reconciliation on non-GAAP financial measure in the Non-GAAP Information section of this earnings release.

Factors considered in preparing guidance include the following estimates for 2009:

•                  Gross margin of approximately 76 to 77 percent.

•                  Sales and marketing expenses of approximately 43 percent to 44 percent of total revenue.

•                  Research and development expenses of approximately 23 percent to 25 percent of total revenue.

•                  General and administrative expenses of approximately 18 percent to 19 percent of total revenue.

•                  Equity-based compensation of approximately $3.7 million.

•                  Depreciation and amortization of property and equipment of approximately $5.2 million, and estimated capital expenditures of approximately $3.5 million.

•                  Amortization of acquired intangibles of $426,000.

•                  Estimated interest income of $2.2 million based on an estimated return on investment of 1.5 percent for 2009, which is significantly lower than the return on investment in 2008 due to general market conditions; further interest rate changes would have a significant impact on results.

•                  An effective income tax rate of approximately 40 percent to 60 percent in 2009 compared to 46 percent in 2008. The company’s effective income tax rate may fluctuate significantly from quarter to quarter due to the relative proximity to break even of results before taxes, which causes research and development credits to have a greater impact on the effective tax rate. The company does not anticipate paying any significant federal income taxes for the next three to four years due to the utilization of deferred tax assets relating to net operating losses. Actual results could accelerate or defer the utilization of the company’s deferred tax assets. Additionally, if the company is unable to generate sufficient taxable income, causing management to believe that the company’s deferred tax assets will not be utilized, additional valuation allowances may need to be established on the company’s deferred tax assets, which could materially impact the company’s financial position and results of operations.

•                  Weighted average diluted common shares of 14.7 million for 2009, which includes the impact of the share repurchase program.

Conference Call and Webcast

Vital Images will host a live webcast of its fourth quarter earnings conference call, Thursday, February 19, 2009 at 10:30 a.m. CT. To access this webcast, go to the investors’ portion of the company’s Web site, www.vitalimages.com, and click on the webcast icon. The webcast replay will be available beginning at 2:00 p.m. CT on the same day. If you wish to listen to an audio replay of the conference call, dial (888) 203-1112 and enter conference call ID #5588145. The audio replay will be available beginning at 2:00 p.m. CT on Thursday, February 19, 2009 through 5:00 p.m. CT on Thursday, March 5, 2009.

About Vital Images

Vital Images, Inc., headquartered in Minneapolis, is a leading provider of advanced visualization and analysis software solutions. The company’s technology gives radiologists, cardiologists, oncologists and other medical specialists time-saving productivity and communications tools that can be accessed throughout the enterprise and via the Web for easy use in the day-to-day practice of medicine. Vital Images also has offices in Beijing, China, and Den Haag, the Netherlands. For more information, visit www.vitalimages.com ..

Non-GAAP Information

Vital Images provides certain non-GAAP information to supplement GAAP information. Adjusted EBITDA (non-GAAP) is defined as earnings before interest, taxes, depreciation, amortization, impairment of patent, equity-based compensation and reduction in workforce charges. Adjusted EBITDA (non-GAAP) excludes certain items that are non-cash in nature and/or items that are affected by market forces that are difficult to predict and may not be within the control of management. Accordingly, management excludes these items from its internal operating forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the company’s board of directors, determining a portion of bonus compensation for executive officers and certain other key employees, and evaluating short-term and long-term operating trends in the company’s core operations. Management believes that this presentation facilitates the comparison of the company’s current operating results to historical operating results.

Non-GAAP information is not prepared in accordance with GAAP and should not be considered a substitute for or an alternative to GAAP and may not be computed the same as similarly titled measures used by other companies. Management expects to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion of these items from its non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The following is a reconciliation from GAAP earnings to adjusted EBITDA:

	For the three months ended		For the year ended
	December 31,		December 31,
	2008	2007	2008	2007
Adjusted EBITDA (in thousands):
(Loss) income before income taxes	$(1,280)	$(2,277)	$(5,182)	$1,718
Interest income	(787)	(2,199)	(4,643)	(8,886)
Equity-based compensation	1,143	1,750	5,007	5,987
Restructuring charge	660	—	660	—
Depreciation and amortization of property and equipment	1,240	1,229	4,919	4,517
Amortization of identified intangibles and impairment of patent	261	261	1,044	1,447
Adjusted EBITDA	$1,237	$(1,236)	$1,805	$4,783

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to dependence on market growth, challenges associated with international expansion, the ability to predict product, customer and geographic sales mix, fluctuations in interest rates, regulatory approvals, the timely introduction, availability and acceptance of new products, the impact of competitive products and pricing, dependence on major customers, the ability to successfully manage operating costs, fluctuations in quarterly results, approval of products for reimbursement and the level of reimbursement, and other factors detailed from time to time in Vital Images’ SEC reports, including its annual report on Form 10-K for the year ended December 31, 2007. Vital Images encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and the company undertakes no obligation to update them to reflect subsequent events or circumstances.

Vital Images® and Vitrea® are registered trademarks of Vital Images, Inc. Vital Images disclaims any proprietary interest in the marks and names of others.

Vital Images, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenue:
License fees	$8,112	$9,087	$34,290	$39,673
Maintenance and services	8,934	7,311	32,436	29,487
Hardware	392	304	1,415	1,016
Total revenue	17,438	16,702	68,141	70,176

Cost of revenue:
License fees	1,577	1,185	4,922	4,725
Maintenance and services	2,477	2,393	10,089	9,928
Hardware	238	188	862	694
Impairment of patent	—	—	—	242
Total cost of revenue	4,292	3,766	15,873	15,589

Gross profit	13,146	12,936	52,268	54,587

Operating expenses:
Sales and marketing	7,164	9,073	30,294	31,991
Research and development	3,902	3,906	17,131	15,204
General and administrative	3,487	4,433	14,008	14,560
Restucturing charge	660	—	660	—
Total operating expenses	15,213	17,412	62,093	61,755

Operating loss	(2,067)	(4,476)	(9,825)	(7,168)

Interest income	787	2,199	4,643	8,886
(Loss) income before income taxes	(1,280)	(2,277)	(5,182)	1,718
(Benefit) provision for income taxes	(894)	(724)	(2,382)	351
Net (loss) income	$(386)	$(1,553)	$(2,800)	$1,367

Net (loss) income per share – basic	$(0.03)	$(0.09)	$(0.17)	$0.08
Net (loss) income per share – diluted	$(0.03)	$(0.09)	$(0.17)	$0.08

Weighted average common shares outstanding - basic	15,025	17,044	16,155	16,972
Weighted average common shares outstanding - diluted	15,025	17,044	16,155	17,457

Vital Images, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	December 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$109,706	$146,685
Marketable securities	37,287	31,709
Accounts receivable, net	13,047	15,962
Deferred income taxes	654	3,472
Prepaid expenses and other current assets	2,179	2,441
Total current assets	162,873	200,269
Property and equipment, net	11,519	11,165
Deferred income taxes	13,904	8,621
Other intangible assets, net	808	1,852
Goodwill	9,089	9,089
Total assets	$198,193	$230,996

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,792	$3,330
Accrued compensation	2,936	3,092
Accrued royalties	1,057	1,113
Other current liabilities	1,947	2,282
Deferred revenue	17,724	16,547
Total current liabilities	27,456	26,364
Deferred revenue	1,164	1,140
Deferred rent	882	1,276
Total liabilities	29,502	28,780

Stockholders’ equity:
Preferred stock: $0.01 par value; 5,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.01 par value; 40,000 shares authorized; 14,673 issued and outstanding as of December 31, 2008; and 17,153 shares issued and outstanding as of December 31, 2007	147	172
Additional paid-in capital	168,738	199,625
(Accumulated deficit) retained earnings	(380)	2,420
Accumulated other comprehensive income (loss)	186	(1)
Total stockholders’ equity	168,691	202,216
Total liabilities and stockholders’ equity	$198,193	$230,996

Vital Images, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the year ended
	December 31,
	2008	2007
Cash flows from operating activities:
Net (loss) income	$(2,800)	$1,367
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	4,919	4,517
Amortization of identified intangibles	1,044	1,205
Impairment of patent	—	242
Provision for doubtful accounts	519	239
Deferred income taxes	(2,521)	(16)
Excess tax benefit from stock transactions	(481)	(1,395)
Amortization of discount and accretion of premium on marketable securities	(473)	(857)
Employee stock-based compensation	5,007	5,987
Amortization of deferred rent	(375)	(338)
Changes in operating assets and liabilities:
Accounts receivable	2,396	3,388
Prepaid expenses and other assets	262	(513)
Accounts payable	623	(363)
Accrued expenses and other liabilities	(740)	(1,142)
Deferred revenue	1,201	1,382
Deferred rent	—	199
Net cash provided by operating activities	8,581	13,902

Cash flows from investing activities:
Purchases of property and equipment	(5,434)	(6,577)
Purchases of marketable securities	(76,395)	(59,974)
Proceeds from maturities of marketable securities	70,002	49,931
Proceeds from sale of marketable securities	1,581	750
Net cash used in investing activities	(10,246)	(15,870)

Cash flows from financing activities:
Repurchases of common stock	(38,214)	—
Proceeds from sale of common stock under stock plans	2,419	2,876
Excess tax benefit from stock transactions	481	1,395
Net cash (used in) provided by financing activities	(35,314)	4,271

Net (decrease) increase in cash and cash equivalents	(36,979)	2,303
Cash and cash equivalents, beginning of year	146,685	144,382
Cash and cash equivalents, end of year	$109,706	$146,685

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